Exhibit 99.1

REALOGY REPORTS FINANCIAL RESULTS
FOR FIRST QUARTER 2018

MADISON, N.J. (May 3, 2018) - Realogy Holdings Corp. (NYSE: RLGY), the largest full-service residential real estate services company in the United States, today reported financial results for the first quarter ended March 31, 2018, including the following highlights:

•	Revenue was $1.2 billion, an increase of 2% compared with the first quarter in 2017, driven by increases in homesale transaction volume (transaction sides multiplied by average sale price).

•
The Company's combined homesale transaction volume increased 4% compared with the first quarter of 2017, consisting of a 5% volume gain at RFG and a 2% volume gain at NRT. For reference, the National Association of Realtors reported an annual industry volume increase of 2% in the first quarter of 2018.

•	Operating EBITDA was $34 million, consistent with our guidance for the first quarter of 2018.
(See Table 4)2

•
Net loss was $67 million compared with net loss of $28 million in the first quarter of 2017. Basic loss per share was $0.51 compared with basic loss per share of $0.20 in the first quarter of 2017. The Net Loss was driven by lower Operating EBITDA and includes a $30 million restructuring charge.

•	Adjusted net loss per share was $0.38 compared with adjusted net loss per share of $0.16 in the first quarter of 2017. (See Table 1a)[1]

•
Free Cash Flow for the first quarter of 2018 was negative $166 million compared with negative $72 million for the first quarter of 2017. In addition to the change in Operating EBITDA, the results reflected greater seasonal working capital adjustments than last year. (See Table 6)[3]

•	In the first quarter of 2018, Realogy returned $111 million of capital to stockholders through share repurchases and dividends.
"I continue to be incredibly excited by Realogy's strengths. We grew both revenue and transaction volume in an intensely competitive market in the first quarter. To improve our business performance, we must enhance our value proposition to agents by leveraging our market leadership, geographic reach, and data and technology scale," said Ryan Schneider, Realogy's chief executive officer and president. "While our results trajectory will not change overnight, we are committed to demonstrating a fast pace of change, returning capital to shareholders and improving profitability over time."
"Operating EBITDA for the quarter was $34 million, about half of Q1 2017, consistent with our guidance," said Anthony E. Hull, Realogy's executive vice president, chief financial officer and treasurer. "The year-over-year decline of $27 million was largely due to a $24 million decline at NRT, which was primarily a result of greater agent commission costs and softness in the New York City market."
In the first quarter of 2018, RFG and NRT's 190,800 U.S.-based affiliated sales agents helped consumers with 290,087 homesale transactions. In aggregate, Realogy achieved homesale transaction volume of approximately $100 billion, an increase of 4% compared with the first quarter of 2017. NRT average homesale price increased 3% and homesale transaction sides decreased 1%, while RFG reported an average homesale price increase of 6% and a homesale transaction sides decrease of 1%.

Realogy Reports Financial Results for First Quarter 2018                        2

In the title and settlement services sector, TRG was involved in the closing of approximately 37,000 transactions in the first quarter of 2018, reflecting a 1% increase in purchase units. Refinance closing volume fell 37% compared with the first quarter of 2017.
In the relocation segment, Cartus initiations were up 4% and referrals were up 5%. Cartus continues to be an important part of the Company's value proposition, generating highly qualified leads for its network of affiliated agents and helping them to build their businesses. Cartus generated referral opportunities to agents that resulted in approximately 76,000 in-network homesale closings for Realogy and its brands in 2017.
Looking Ahead
For the second quarter of 2018, Realogy expects that combined home sale transaction volume will increase in the range of 2% to 5% year-over-year with sides contributing between -2% to flat and 4% to 5% coming from price. Broken down by business unit, we expect 3 to 5% transaction volume growth at RFG and 1 to 3% growth at NRT.
Based on what we know today and subject to macro uncertainty, we continue to expect the aggregate second quarter 2018 to fourth quarter 2018 Operating EBITDA to be in line with or better than the same period in 2017.
This year, we continue to expect to see conversion from Operating EBITDA to Free Cash Flow at a rate of approximately 60%.
Capital Allocation
Since the share repurchase program's inception in February 2016, the Company has repurchased approximately 20.2 million shares through March 31, 2018 at an average price of $28.36 for $574 million. As a result, Realogy had approximately 129 million shares of common stock outstanding as of March 31, 2018.
Balance Sheet
The Company ended the quarter with cash and cash equivalents of $182 million. Total long-term corporate debt, including the short-term portion, net of cash and cash equivalents (net corporate debt), totaled $3.4 billion at March 31, 2018. The Company's net debt leverage ratio4 was 4.3 times at March 31, 2018.
A consolidated balance sheet is included as Table 2 of this press release.
Investor Conference Call
Today, May 3, at 8:30 a.m. (EDT), Realogy will hold a conference call via webcast to review its Q1 2018 results. The webcast will be hosted by Ryan Schneider, chief executive officer and president, and Anthony E. Hull, executive vice president, chief financial officer and treasurer, and will conclude with an investor Q&A period with management.
Investors may access the conference call live via webcast at ir.realogy.com or by dialing (888) 895-3527 (toll free); international participants should dial (706) 679-2250. Please dial in at least 5 to 10 minutes prior to start time. A webcast replay also will be available on the website.
About Realogy Holdings Corp.
Realogy Holdings Corp. (NYSE: RLGY) is the leading and most integrated provider of residential real estate services in the U.S. that is focused on empowering independent sales agents to best serve today’s consumers. Realogy delivers its services through its well-known industry brands including Better Homes and Gardens® Real Estate, CENTURY 21®, Coldwell Banker®, Coldwell Banker Commercial®, Corcoran Group®, ERA®, Sotheby's International Realty® as well as NRT, Cartus, Title Resource Group and ZapLabs, an in-house innovation and technology development lab. Realogy’s fully integrated business model includes brokerage, franchising, relocation, mortgage, and title and settlement services. Realogy provides independent sales agents access to leading technology, best-in-class marketing and learning programs, and support services to help them become more productive and build stronger businesses. Realogy’s affiliated brokerages operate around the world with approximately 190,800

Realogy Reports Financial Results for First Quarter 2018                        3

independent sales agents in the United States and approximately 98,200 independent sales agents in approximately 115 other countries and territories. Realogy is headquartered in Madison, New Jersey.
Footnotes:
1 Adjusted net income (loss) is defined as net income (loss) before mark-to-market interest rate swap adjustments, former parent legacy items, restructuring charges, the loss on the early extinguishment of debt and the tax effect of the foregoing adjustments.
2 Operating EBITDA is defined as net income (loss) before depreciation and amortization, interest expense, net (other than relocation services interest for securitization assets and securitization obligations), income taxes, and other items that are not core to the operating activities of the Company such as restructuring charges, former parent legacy items, losses on the early extinguishment of debt, asset impairments, gains or losses on discontinued operations and gains or losses on the sale of investments or other assets.
3 Free Cash Flow is defined as net income (loss) attributable to Realogy before income tax expense (benefit), net of payments, net interest expense, cash interest payments, depreciation and amortization, capital expenditures, restructuring costs and former parent legacy costs (benefits), net of payments, loss on the early extinguishment of debt, working capital adjustments and relocation receivables (assets), net of change in securitization obligations.
4 Net corporate debt divided by EBITDA, as defined by the Senior Secured Credit Facility, for the twelve-month period ended March 31, 2018.
Forward-Looking Statements
Certain statements in this press release constitute "forward-looking statements." Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Realogy Holdings Corp. to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words "believes", "expects", "anticipates", "intends", "projects", "estimates" and "plans" and similar expressions or future or conditional verbs such as "will", "should", "would", "may" and "could" are generally forward-looking in nature and not historical facts. Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements.
Various factors that could cause actual future results and other future events to differ materially from those estimated by management include, but are not limited to: adverse developments or the absence of sustained improvement in general business, economic and political conditions or the residential real estate markets, either regionally or nationally, including but not limited to a lack of improvement or a decline in the number of homesales, stagnant or declining home prices, increasing mortgage rates and/or constraints on the availability of mortgage financing, insufficient or excessive home inventory levels by market and price point, a lack of improvement or deceleration in the building of new housing and/or irregular timing or volume of new development closings, the potential negative impact of certain provisions of the Tax Cuts and Jobs Act on home values over time in states with high property, sales and state and local income taxes or on homeownership rates, and/or a deterioration in other economic factors that particularly impact the residential real estate market and the business segments in which we operate whether broadly or by geography and price segments; increased competition in the industry and for independent sales agents whether through traditional competitors, competitors with alternative business models or other industry participants otherwise competing for a portion of gross commission income; continuing pressure on the share of gross commission income paid by our company owned brokerages and our affiliated franchisees to their independent affiliated sales agents; our geographic and high-end market concentration; our inability to enter into franchise agreements with new franchisees or renew existing franchise agreements at current contractual royalty rates without increasing the amount and prevalence of sales incentives; the lack of revenue growth or declining profitability of our franchisees and company owned brokerage operations; changes in corporate relocation practices resulting in fewer employee relocations, reduced relocation benefits, increasing competition in corporate relocation or the loss of one or more significant affinity clients; an increase in the experienced claims losses of our title underwriter; our failure or alleged failure to comply with laws, regulations and regulatory interpretations; risks relating to our ability to return capital to stockholders pursuant to our stock repurchase program; risks and growing costs related to cybersecurity threats to our data and customer, franchisee, employee and independent sales agent data; and risks associated with our substantial indebtedness and interest obligations and restrictions contained in our debt agreements, including risks relating to having to dedicate a significant portion of our cash flows from operations to service our debt.
Consideration should be given to the areas of risk described above, as well as those risks set forth under the headings "Forward-Looking Statements" and "Risk Factors" in our filings with the Securities and Exchange Commission, including our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018 and our Annual

Realogy Reports Financial Results for First Quarter 2018                        4

Report on Form 10-K for the year ended December 31, 2017, and our other filings made from time to time, in connection with considering any forward-looking statements that may be made by us and our businesses generally. Except for our ongoing obligations to disclose material information under the federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless we are required to do so by law.
Non-GAAP Financial Measures
This release includes certain non-GAAP financial measures as defined under SEC rules. As required by SEC rules, important information regarding such measures is contained in the Tables attached to this release. See Tables 1a, 7 and 8 for definitions of these non-GAAP financial measures and Tables 1a, 4, 5a, 5b, 6 and 7 for reconciliations of the historical non-GAAP financial measures to their most comparable GAAP terms.

Investor Contacts:	Media Contact:
Alicia Swift	Nick Renda
(973) 407-4669	(973) 407-7470
alicia.swift@realogy.com	nick.renda@realogy.com

Realogy Reports Financial Results for First Quarter 2018                        5

Table 1

REALOGY HOLDINGS CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2018	2017
Revenues
Gross commission income	$902	$881
Service revenue	197	194
Franchise fees	79	75
Other	51	53
Net revenues	1,229	1,203
Expenses
Commission and other agent-related costs	645	605
Operating	392	383
Marketing	67	62
General and administrative	89	89
Restructuring costs, net	30	5
Depreciation and amortization	48	50
Interest expense, net	33	39
Loss on the early extinguishment of debt	7	4
Total expenses	1,311	1,237
Loss before income taxes, equity in losses and noncontrolling interests	(82)	(34)
Income tax benefit	(19)	(9)
Equity in losses of unconsolidated entities	4	3
Net loss	(67)	(28)
Less: Net income attributable to noncontrolling interests	—	—
Net loss attributable to Realogy Holdings	$(67)	$(28)

Loss per share attributable to Realogy Holdings:
Basic loss per share	$(0.51)	$(0.20)
Diluted loss per share	$(0.51)	$(0.20)
Weighted average common and common equivalent shares of Realogy Holdings outstanding:
Basic	130.3	139.7
Diluted	130.3	139.7

Cash dividends declared per share	$0.09	$0.09

Realogy Reports Financial Results for First Quarter 2018                        6

Table 1a
REALOGY HOLDINGS CORP.
NON-GAAP RECONCILIATION
ADJUSTED NET LOSS AND ADJUSTED LOSS PER SHARE
(In millions, except per share data)
We present Adjusted net loss and Adjusted loss per share because we believe these measures are useful as supplemental measures in evaluating the performance of our operating businesses and provides greater transparency into our operating results.
Adjusted net loss is defined by us as net loss before: (a) mark-to-market interest rate swap adjustments, whose fair value is subject to movements in LIBOR and the forward yield curve and therefore are subject to significant fluctuations; (b) former parent legacy items, which pertain to liabilities of the former parent for matters prior to mid-2006 and are non-operational in nature; (c) restructuring charges as a result of the business optimization initiatives currently in progress; (d) the loss on the early extinguishment of debt that results from refinancing and deleveraging debt initiatives; and (e) the tax effect of the foregoing adjustments. The gross amounts for these items as well as the adjustment for income taxes are shown in the table below.
Adjusted loss per share is Adjusted net loss divided by the weighted average common and common equivalent shares outstanding.
Set forth in the table below is a reconciliation of Net loss to Adjusted net loss for the three-month periods ended March 31, 2018 and 2017:

	Three Months Ended March 31,
	2018	2017
Net loss attributable to Realogy Holdings	$(67)	$(28)
Addback:
Mark-to-market interest rate swap gains	(12)	(1)
Restructuring costs, net	30	5
Loss on the early extinguishment of debt	7	4
Adjustments for tax effect (a)	(7)	(3)
Adjusted net loss attributable to Realogy Holdings	$(49)	$(23)

Loss per share
Basic loss per share:	$(0.51)	$(0.20)
Diluted loss per share:	$(0.51)	$(0.20)

Adjusted loss per share
Adjusted basic loss per share:	$(0.38)	$(0.16)
Adjusted diluted loss per share:	$(0.38)	$(0.16)

Weighted average common and common equivalent shares outstanding:
Basic:	130.3	139.7
Diluted:	130.3	139.7
_______________

(a)	Reflects tax effect of adjustments at the Company's blended state and federal statutory rate.

Realogy Reports Financial Results for First Quarter 2018                        7

Table 2

REALOGY HOLDINGS CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions, except share data)
(Unaudited)

	March 31, 2018	December 31, 2017

ASSETS
Current assets:
Cash and cash equivalents	$182	$227
Restricted cash	6	7
Trade receivables (net of allowance for doubtful accounts of $10 and $11)	163	153
Relocation receivables	250	223
Other current assets	159	179
Total current assets	760	789
Property and equipment, net	281	289
Goodwill	3,711	3,710
Trademarks	749	749
Franchise agreements, net	1,277	1,294
Other intangibles, net	276	284
Other non-current assets	271	222
Total assets	$7,325	$7,337

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$139	$156
Securitization obligations	184	194
Current portion of long-term debt	332	127
Accrued expenses and other current liabilities	426	478
Total current liabilities	1,081	955
Long-term debt	3,263	3,221
Deferred income taxes	291	327
Other non-current liabilities	262	212
Total liabilities	4,897	4,715
Commitments and contingencies
Equity:
Realogy Holdings preferred stock: $.01 par value; 50,000,000 shares authorized, none issued and outstanding at March 31, 2018 and December 31, 2017	—	—
Realogy Holdings common stock: $.01 par value; 400,000,000 shares authorized, 128,755,023 shares issued and outstanding at March 31, 2018 and 131,636,870 shares issued and outstanding at December 31, 2017	1	1
Additional paid-in capital	5,179	5,285
Accumulated deficit	(2,711)	(2,631)
Accumulated other comprehensive loss	(44)	(37)
Total stockholders' equity	2,425	2,618
Noncontrolling interests	3	4
Total equity	2,428	2,622
Total liabilities and equity	$7,325	$7,337

Realogy Reports Financial Results for First Quarter 2018                        8

Table 3a

REALOGY HOLDINGS CORP.
2018 vs. 2017 KEY DRIVERS

	Three Months Ended March 31,
	2018		2017	% Change
RFG (a)
Closed homesale sides	223,990		225,250	(1%)
Average homesale price	$292,580		$275,828	6%
Average homesale broker commission rate	2.50%		2.50%	—
Net royalty per side (b)	$310		$298	4%
NRT
Closed homesale sides	66,097		66,570	(1%)
Average homesale price	$525,020		$509,197	3%
Average homesale broker commission rate	2.45%		2.45%	—
Gross commission income per side	$13,666		$13,261	3%
Cartus
Initiations	37,953	—	36,515	4%
Referrals	16,031		15,203	5%
TRG
Purchase title and closing units	31,741		31,297	1%
Refinance title and closing units	5,410		8,533	(37%)
Average fee per closing unit	$2,161		$2,001	8%
_______________

(a)	Includes all franchisees except for NRT.

(b)
Net royalty per side amounts include the effect of volume incentives and non-standard incentives granted to franchisees. The net royalty per side increase of 4% was below the average homesale price increase of 6% as a result of an increase in sales incentives primarily due to a shift in mix to our top 250 franchisees.

Realogy Reports Financial Results for First Quarter 2018                        9

Table 3b

REALOGY HOLDINGS CORP.
2017 KEY DRIVERS

	Quarter Ended					Year Ended
	March 31, 2017		June 30, 2017	September 30, 2017	December 31, 2017	December 31, 2017
RFG (a)
Closed homesale sides	225,250		322,745	318,961	277,261	1,144,217
Average homesale price	$275,828		$291,355	$292,000	$293,216	$288,929
Average homesale broker commission rate	2.50%		2.50%	2.49%	2.49%	2.50%
Net royalty per side (b)	$298		$316	$316	$316	$313
NRT
Closed homesale sides	66,570		101,043	95,236	81,597	344,446
Average homesale price	$509,197		$528,518	$506,418	$511,683	$514,685
Average homesale broker commission rate	2.45%		2.44%	2.45%	2.44%	2.44%
Gross commission income per side	$13,261		$13,625	$13,142	$13,152	$13,309
Cartus
Initiations	36,515	—	50,798	39,608	34,834	161,755
Referrals	15,203		25,284	23,905	19,286	83,678
TRG
Purchase title and closing units (c)	31,297		47,008	43,764	37,044	159,113
Refinance title and closing units (d)	8,533		6,324	6,513	7,194	28,564
Average fee per closing unit	$2,001		$2,139	$2,115	$2,092	$2,092
_______________

(a)	Includes all franchisees except for NRT.

(b)	Net royalty per side amounts include the effect of volume incentives and non-standard incentives granted to franchisees.

(c)	The amounts presented for the year ended December 31, 2017 include 8,351 purchase units as a result of acquisitions.

(d)	The amounts presented for the year ended December 31, 2017 include 1,858 refinance units as a result of acquisitions.

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Table 4
REALOGY HOLDINGS CORP.
NON-GAAP RECONCILIATION - OPERATING EBITDA
THREE MONTHS ENDED MARCH 31, 2018 AND 2017
(In millions)
Set forth in the table below is a reconciliation of net loss to Operating EBITDA for the three-month periods ended March 31, 2018 and 2017:

	Three Months Ended
	March 31, 2018	March 31, 2017
Net loss attributable to Realogy Holdings	$(67)	$(28)
Income tax benefit	(19)	(9)
Loss before income taxes	(86)	(37)
Depreciation and amortization (a)	50	50
Interest expense, net	33	39
Restructuring costs	30	5
Loss on the early extinguishment of debt	7	4
Operating EBITDA	$34	$61
_______________

(a)
Depreciation and amortization for the three months ended March 31, 2018 includes $2 million of amortization expense related to Guaranteed Rate Affinity's purchase accounting included in the "Equity in losses of unconsolidated entities" line on the Condensed Consolidated Statement of Operations.

Set forth in the table below is a reconciliation of Operating EBITDA by reportable segments to the net loss for the three months ended March 31, 2018 and 2017:

	Revenues (a)		$ Change	% Change	Operating EBITDA		$ Change	% Change	Margin		Change
	2018	2017			2018	2017			2018	2017
RFG	$176	$170	$6	4%	$105	$102	$3	3%	60%	60%	—
NRT	917	897	20	2	(45)	(21)	(24)	(114)	(5)	(2)	(3)
Cartus	79	77	2	3	(1)	1	(2)	*	(1)	1	(2)
TRG	120	120	—	—	(6)	2	(8)	*	(5)	2	(7)
Corporate and Other	(63)	(61)	(2)	*	(19)	(23)	4	*
Total Company	$1,229	$1,203	$26	2%	$34	$61	$(27)	(44%)	3%	5%	(2)
Less: Depreciation and amortization (b)					50	50
Interest expense, net					33	39
Income tax benefit					(19)	(9)
Restructuring costs (c)					30	5
Loss on the early extinguishment of debt (d)					7	4
Net loss attributable to Realogy Holdings					$(67)	$(28)
_______________

*	not meaningful.

(a)
Includes the elimination of transactions between segments, which consists of intercompany royalties and marketing fees paid by NRT of $63 million and $61 million during the three months ended March 31, 2018 and 2017, respectively.

(b)
Depreciation and amortization for the three months ended March 31, 2018 includes $2 million of amortization expense related to Guaranteed Rate Affinity's purchase accounting included in the "Equity in losses of unconsolidated entities" line on the Condensed Consolidated Statement of Operations.

(c)
Restructuring charges incurred for the three months ended March 31, 2018 include $2 million at RFG, $17 million at NRT, $8 million at Cartus, $1 million at TRG and $2 million at Corporate and Other. Restructuring charges incurred for the three months ended March 31, 2017 include $5 million at NRT.

(d)	Loss on the early extinguishment of debt is recorded in the Corporate and Other segment.

Realogy Reports Financial Results for First Quarter 2018                        11

Table 5a
REALOGY HOLDINGS CORP.
SELECTED 2018 FINANCIAL DATA
(In millions)

Three Months Ended
March 31,
2018
Net revenues (a)
Real Estate Franchise Services	$176
Company Owned Real Estate Brokerage Services	917
Relocation Services	79
Title and Settlement Services	120
Corporate and Other	(63)
Total Company	$1,229

Operating EBITDA
Real Estate Franchise Services	$105
Company Owned Real Estate Brokerage Services	(45)
Relocation Services	(1)
Title and Settlement Services	(6)
Corporate and Other	(19)
Total Company	$34

Non-GAAP Reconciliation - Operating EBITDA
Total Company Operating EBITDA	$34

Less: Depreciation and amortization (b)	50
Interest expense, net	33
Income tax benefit	(19)
Restructuring costs (c)	30
Loss on the early extinguishment of debt (d)	7
Net loss attributable to Realogy Holdings	$(67)
_______________

(a)
Transactions between segments are eliminated in consolidation. Revenues for the Real Estate Franchise Services segment include intercompany royalties and marketing fees paid by the Company Owned Real Estate Brokerage Services segment of $63 million for the three months ended March 31, 2018. Such amounts are eliminated through the Corporate and Other line.

Revenues for the Relocation Services segment include $8 million of intercompany referral commissions paid by the Company Owned Real Estate Brokerage Services segment during the three months ended March 31, 2018. Such amounts are recorded as contra-revenues by the Company Owned Real Estate Brokerage Services segment.

(b)
Depreciation and amortization for the three months ended March 31, 2018 includes $2 million of amortization expense related to our mortgage origination joint venture Guaranteed Rate Affinity's purchase accounting included in the "Equity in losses of unconsolidated entities" line on the Condensed Consolidated Statement of Operations.

(c)	Includes restructuring charges broken down by business unit as follows:

Three Months Ended
March 31,
2018
Real Estate Franchise Services	$2
Company Owned Real Estate Brokerage Services	17
Relocation Services	8
Title and Settlement Services	1
Corporate and Other	2
Total Company	$30

(d)	Loss on the early extinguishment of debt is recorded in the Corporate and Other segment.

Realogy Reports Financial Results for First Quarter 2018                        12

Table 5b
REALOGY HOLDINGS CORP.
SELECTED 2017 FINANCIAL DATA
(In millions)

	Three Months Ended				Year Ended
	March 31,	June 30,	September 30,	December 31,	December 31,
	2017	2017	2017	2017	2017
Net revenues (a)
Real Estate Franchise Services	$170	$237	$224	$199	$830
Company Owned Real Estate Brokerage Services	897	1,392	1,267	1,087	4,643
Relocation Services	77	102	111	92	382
Title and Settlement Services	120	157	154	139	570
Corporate and Other	(61)	(95)	(82)	(73)	(311)
Total Company	$1,203	$1,793	$1,674	$1,444	$6,114

Operating EBITDA (b)
Real Estate Franchise Services	$102	$167	$159	$132	$560
Company Owned Real Estate Brokerage Services	(21)	78	64	14	135
Relocation Services	1	27	37	20	85
Title and Settlement Services	2	26	21	10	59
Corporate and Other	(23)	(29)	(23)	(32)	(107)
Total Company	$61	$269	$258	$144	$732

Non-GAAP Reconciliation - Operating EBITDA
Total Company Operating EBITDA	61	269	258	144	732

Less: Depreciation and amortization (c)	50	49	51	51	201
Interest expense, net	39	47	41	31	158
Income tax (benefit) expense	(9)	73	67	(196)	(65)
Restructuring costs (d)	5	2	2	3	12
Former parent legacy (benefit) cost, net (e)	—	(11)	1	—	(10)
Loss on the early extinguishment of debt (e)	4	—	1	—	5
Net income (loss) attributable to Realogy Holdings	$(28)	$109	$95	$255	$431
_______________

(a)
Transactions between segments are eliminated in consolidation. Revenues for the Real Estate Franchise Services segment include intercompany royalties and marketing fees paid by the Company Owned Real Estate Brokerage Services segment of $61 million, $95 million, $82 million and $73 million for the three months ended March 31, 2017, June 30, 2017, September 30, 2017 and December 31, 2017, respectively. Such amounts are eliminated through the Corporate and Other line.

Revenues for the Relocation Services segment include $8 million, $12 million, $11 million and $9 million of intercompany referral commissions paid by the Company Owned Real Estate Brokerage Services segment during the three months ended March 31, 2017, June 30, 2017, September 30, 2017 and December 31, 2017, respectively. Such amounts are recorded as contra-revenues by the Company Owned Real Estate Brokerage Services segment.

(b)
Operating EBITDA includes an $8 million expense related to the settlement of the Strader legal matter for the three months ended June 30, 2017 and an $8 million expense related to the transition of the Company's CEO for the three months ended December 31, 2017. In addition, the Company believes that 2017 Operating EBITDA was also negatively impacted by an estimated $8 million due to natural disasters in the third and fourth quarters.

(c)
Depreciation and amortization includes $1 million and $2 million for the three months ended September 30, 2017 and December 31, 2017, respectively, of amortization expense related to our mortgage origination joint venture Guaranteed Rate Affinity's purchase accounting included in the "Equity in earnings of unconsolidated entities" line on the Consolidated Statement of Operations in our Annual Report on Form 10-K for the year ended December 31, 2017.

(d)	Includes restructuring charges broken down by business unit as follows:

Realogy Reports Financial Results for First Quarter 2018                        13

	Three Months Ended				Year Ended
	March 31,	June 30,	September 30,	December 31,	December 31,
	2017	2017	2017	2017	2017
Real Estate Franchise Services	$—	$1	$—	$—	$1
Company Owned Real Estate Brokerage Services	5	1	2	1	9
Relocation Services	—	—	—	—	—
Title and Settlement Services	—	—	—	1	1
Corporate and Other	—	—	—	1	1
Total Company	$5	$2	$2	$3	$12

(e)	Former parent legacy items and losses on the early extinguishment of debt are recorded in the Corporate and Other segment.

Realogy Reports Financial Results for First Quarter 2018                        14

Table 6
REALOGY HOLDINGS CORP.
NON-GAAP RECONCILIATION - FREE CASH FLOW
THREE MONTHS ENDED MARCH 31, 2018 AND 2017
(In millions)
A reconciliation of net loss attributable to Realogy Holdings to Free Cash Flow is set forth in the following table:

	Three Months Ended
	2018	2017
Net loss attributable to Realogy Holdings	$(67)	$(28)
Income tax benefit, net of payments	(23)	(11)
Interest expense, net	33	39
Cash interest payments	(21)	(24)
Depreciation and amortization	48	50
Capital expenditures	(25)	(28)
Restructuring costs and former parent legacy items, net of payments	19	(3)
Loss on the early extinguishment of debt	7	4
Working capital adjustments	(99)	(60)
Relocation receivables (assets), net of securitization obligations	(38)	(11)
Free Cash Flow	$(166)	$(72)
A reconciliation of net cash used in operating activities to Free Cash Flow is set forth in the following table:

	Three Months Ended
	2018	2017
Net cash used in operating activities	$(130)	$(12)
Property and equipment additions	(25)	(28)
Net change in securitization	(11)	(33)
Effect of exchange rates on cash and cash equivalents	—	1
Free Cash Flow	$(166)	$(72)

Net cash used in investing activities	$(9)	$(33)
Net cash provided by (used in) financing activities	$93	$(27)

Realogy Reports Financial Results for First Quarter 2018                        15

Table 7

NON-GAAP RECONCILIATION - SENIOR SECURED LEVERAGE RATIO
FOR THE THREE MONTHS ENDED MARCH 31, 2018
(In millions)
The senior secured leverage ratio is tested quarterly and may not exceed 4.75 to 1.00. The senior secured leverage ratio is measured by dividing Realogy Group LLC's total senior secured net debt by the trailing twelve-month EBITDA calculated on a Pro Forma Basis, as those terms are defined in the senior secured credit facilities*. Total senior secured net debt does not include unsecured indebtedness, including the Unsecured Notes*, or the securitization obligations. EBITDA calculated on a Pro Forma Basis, as defined in the senior secured credit facilities, includes adjustments to Operating EBITDA for non-cash charges and incremental securitization interest costs, as well as pro forma cost savings for restructuring initiatives, the pro forma effect of business optimization initiatives and the pro forma effect of acquisitions and new franchisees, in each case calculated as of the beginning of the twelve-month period. The Company was in compliance with the senior secured leverage ratio covenant at March 31, 2018 with a ratio of 2.57 to 1.00.
A reconciliation of net income (loss) attributable to Realogy Group to Operating EBITDA and EBITDA as defined by the senior secured credit facilities for the twelve months ended March 31, 2018 are set forth in the following table:

		Less	Equals	Plus	Equals
	Year Ended	Three Months Ended	Nine Months Ended	Three Months Ended	Twelve Months Ended
	December 31, 2017	March 31, 2017	December 31, 2017	March 31, 2018	March 31, 2018
Net income (loss) attributable to Realogy Group (a)	$431	$(28)	$459	$(67)	$392
Income tax benefit	(65)	(9)	(56)	(19)	(75)
Income before income taxes	366	(37)	403	(86)	317
Depreciation and amortization (b)	201	50	151	50	201
Interest expense, net	158	39	119	33	152
Restructuring costs	12	5	7	30	37
Former parent legacy benefit, net	(10)	—	(10)	—	(10)
Loss on the early extinguishment of debt	5	4	1	7	8
Operating EBITDA (c)	$732	$61	$671	$34	705
Bank covenant adjustments:
Pro forma effect of business optimization initiatives (d)					40
Non-cash charges (e)					39
Pro forma effect of acquisitions and new franchisees (f)					7
Incremental securitization interest costs (g)					3
EBITDA as defined by the Senior Secured Credit Facilities					$794
Total senior secured net debt (h)					$2,040
Senior secured leverage ratio					2.57	x
_______________

(a)
Net income (loss) attributable to Realogy consists of: (i) income of $109 million for the second quarter of 2017, (ii) income of $95 million for the third quarter of 2017, (iii) income of $255 million for the fourth quarter of 2017 and (iv) a loss of $67 million for the first quarter of 2018.

(b)
Depreciation and amortization consists of: (i) $1 million for the third quarter of 2017, (ii) $2 million for the fourth quarter of 2017 and (iii) $2 million for the first quarter of 2018 of amortization expense related to Guaranteed Rate Affinity's purchase accounting included in the "Equity in losses of unconsolidated entities" line on the Condensed Consolidated Statement of Operations.

(c)
Operating EBITDA consists of: (i) $269 million for the second quarter of 2017, (ii) $258 million for the third quarter of 2017, (iii) $144 million for the fourth quarter of 2017 and (iv) $34 million for the first quarter of 2018.

(d)	Represents the twelve-month pro forma effect of business optimization initiatives.

(e)
Represents the elimination of non-cash expenses, including $49 million of stock-based compensation expense less $10 million for the change in the allowance for doubtful accounts and notes reserves for the twelve months ended March 31, 2018.

(f)
Represents the estimated impact of acquisitions and franchise sales activity, net of brokerages that exited our franchise system as if these changes had occurred on April 1, 2017. Franchisee sales activity is comprised of new franchise agreements as well as growth through acquisitions and independent sales agent recruitment by existing franchisees with our assistance. We have made a number of

Realogy Reports Financial Results for First Quarter 2018                        16

assumptions in calculating such estimates and there can be no assurance that we would have generated the projected levels of Operating EBITDA had we owned the acquired entities or entered into the franchise contracts as of April 1, 2017.

(g)	Incremental borrowing costs incurred as a result of the securitization facilities refinancing for the twelve months ended March 31, 2018.

(h)
Represents total borrowings under the senior secured credit facilities and borrowings secured by a first priority lien on our assets of $2,129 million plus $29 million of capital lease obligations less $118 million of readily available cash as of March 31, 2018. Pursuant to the terms of our senior secured credit facilities, total senior secured net debt does not include our securitization obligations or unsecured indebtedness, including the Unsecured Notes.

*
Our senior secured credit facilities include the Amended and Restated Credit Agreement dated as of March 5, 2013, as amended, and the Term Loan A Agreement dated as of October 23, 2015, as amended, which was amended and restated in its entirety as of February 8, 2018. Our Unsecured Notes include our 4.50% Senior Notes due 2019, our 5.25% Senior Notes due 2021 and our 4.875% Senior Notes due 2023.

***

NON-GAAP RECONCILIATION - NET DEBT LEVERAGE RATIO
THREE MONTHS ENDED MARCH 31, 2018
(In millions)
Net corporate debt divided by EBITDA, as defined by the senior secured credit facilities, for the twelve-month period ended March 31, 2018 (referred to as net debt leverage ratio) is set forth in the following table:

	As of March 31, 2018
Revolver	$302
Term Loan A	750
Term Loan B	1,077
Senior Notes	450
Senior Notes	550
Senior Notes	500
Total Debt (excluding securitizations)	$3,629
Less: Cash and Cash Equivalents	182
Net Corporate Debt	$3,447
EBITDA as defined by the Senior Secured Credit Facility	$794
Net Debt Leverage Ratio	4.3	x

Realogy Reports Financial Results for First Quarter 2018                        17

Table 8

Non-GAAP Definitions
Adjusted net income (loss) is defined by us as net income (loss) before mark-to-market interest rate adjustments, former parent legacy items, restructuring charges, the loss on the early extinguishment of debt, the tax effect of the foregoing adjustments and adjustments to the reserve for uncertain tax positions. The gross amounts for these items as well as the adjustment for income taxes are presented. Adjusted earnings (loss) per share is Adjusted net income (loss) divided by the weighted average common and common equivalent shares outstanding. We present Adjusted net income (loss) and Adjusted earnings (loss) per share because we believe these measures are useful as supplemental measures in evaluating the performance of our operating businesses and provides greater transparency into our operating results.
Operating EBITDA is defined by us as net income (loss) before depreciation and amortization, interest expense, net (other than relocation services interest for securitization assets and securitization obligations), income taxes, and other items that are not core to the operating activities of the Company such as restructuring charges, former parent legacy items, losses on the early extinguishment of debt, asset impairments, gains or losses on discontinued operations and gains or losses on the sale of investments or other assets. Operating EBITDA is our primary non-GAAP measure.
We present Operating EBITDA because we believe it is useful as a supplemental measure in evaluating the performance of our operating businesses and provides greater transparency into our results of operations. Our management, including our chief operating decision maker, uses Operating EBITDA as a factor in evaluating the performance of our business. Operating EBITDA should not be considered in isolation or as a substitute for net income or other statement of operations data prepared in accordance with GAAP.
We believe Operating EBITDA facilitates company-to-company operating performance comparisons by backing out potential differences caused by variations in capital structures (affecting net interest expense), taxation, the age and book depreciation of facilities (affecting relative depreciation expense) and the amortization of intangibles, as well as other items that are not core to the operating activities of the Company such as restructuring charges, losses on the early extinguishment of debt, former parent legacy items, asset impairments, gains or losses on discontinued operations and gains or losses on the sale of investments or other assets, which may vary for different companies for reasons unrelated to operating performance. We further believe that Operating EBITDA is frequently used by securities analysts, investors and other interested parties in their evaluation of companies, many of which present an Operating EBITDA measure when reporting their results.
Operating EBITDA has limitations as an analytical tool, and you should not consider Operating EBITDA either in isolation or as a substitute for analyzing our results as reported under GAAP. Some of these limitations are:

•	this measure does not reflect changes in, or cash required for, our working capital needs;

•
this measure does not reflect our interest expense (except for interest related to our securitization obligations), or the cash requirements necessary to service interest or principal payments on our debt;

•	this measure does not reflect our income tax expense or the cash requirements to pay our taxes;

•	this measure does not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments;

•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often require replacement in the future, and this measure does not reflect any cash requirements for such replacements; and

•	other companies may calculate this measure differently so they may not be comparable.
Free Cash Flow is defined as net income (loss) attributable to Realogy before income tax expense (benefit), net of payments, interest expense, net, cash interest payments, depreciation and amortization, capital expenditures, restructuring costs and former parent legacy costs (benefits), net of payments, loss on the early extinguishment of debt, working capital adjustments and relocation assets, net of change in securitization obligations. We use Free Cash Flow in our internal evaluation of operating effectiveness and decisions regarding the allocation of resources, as well as measuring the Company's ability to generate cash. Since Free Cash Flow can be viewed as both a performance measure and a cash flow measure, the Company has provided a reconciliation to both net income attributable to Realogy Holdings and net cash provided by operating activities. Free Cash Flow is not defined by GAAP and should not be considered in isolation or as an alternative to net income (loss), net cash provided by (used in) operating, investing and financing activities or other financial data prepared in accordance with GAAP or as an indicator of the Company’s operating performance or liquidity. Free Cash Flow may differ from similarly titled measures presented by other companies.